UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2016

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 14, 2016, CMC Acquisition, LLC, a Delaware limited liability company (“Buyer”) (a newly formed indirect subsidiary of Kingsway Financial Services Inc. (“Kingsway”)), closed the transactions contemplated by the Stock Purchase Agreement, dated as of May 17, 2016 (the “Purchase Agreement”) with CRIC TRT Acquisition LLC, a Delaware limited liability company (“Seller”) and BNSF-Delpres Investments Ltd., an Ontario corporation (“Parent”) (the parent of Seller), pursuant to which, among other things, Buyer agreed to purchase 81% of the issued and outstanding capital stock of CMC Industries, Inc., a Texas corporation (“CMC”) from Seller.

At the closing of the Purchase Agreement, (i) Buyer acquired 81% of the issued and outstanding capital stock of CMC for a purchase price of $1,500,000, (ii) Buyer and Seller entered into a new Stockholders’ Agreement (the “Stockholders’ Agreement”) governing the rights and obligations of the stockholders’ of CMC (described in further detail below) and (iii) a subsidiary of CMC and an affiliate of Seller entered into a Management Services Agreement (the “Management Services Agreement”) whereby Seller’s affiliate will provide certain services to CMC and its subsidiaries in exchange for service fees (described in further detail below).

CMC owns, through an indirect wholly owned subsidiary (the “Property Owner”), a parcel of real property consisting of approximately 192 acres located in the State of Texas (the “Real Property”). The Real Property is leased to a third party pursuant to a long-term triple net lease. The Real Property is also subject to a mortgage in the principal amount of approximately $180,000,000 (the “Mortgage”). The Mortgage is non-recourse indebtedness with respect to CMC and its subsidiaries (including the Property Owner), and the Mortgage is not, nor will it be, guaranteed by Kingsway or its affiliates. All lease income generated by the Real Property is applied to make principal and interest payments on the Mortgage.

The Stockholders’ Agreement contains terms that are generally customary for a Stockholders’ Agreement between stockholders holding majority and minority positions similar to those held by Buyer and Seller. In certain limited circumstances (i.e., CMC failing to maintain its organization and good standing, failure to pay taxes or materially defaulting under the Mortgage, and failing to cure such default after a 30-day cure period), Seller will have the right to either (X) loan such amounts to CMC as are necessary to cure such failure or default or (Y) add such amounts to the fees payable pursuant to the Management Services Agreement. In the event that Seller elects to loan such amounts to CMC, Buyer will be required to repay such loaned amounts to Seller within 90 days, together with interest on such amounts. If Buyer fails to so reimburse Seller within such 90-day time period, then Seller may elect to purchase all (but not less than all) of Buyer’s stock in CMC for a pre-determined price.

Pursuant to the terms of the Management Services Agreement, an affiliate of Seller (the “Service Provider”) will provide certain services to CMC and its subsidiaries in exchange for service fees. Such services (collectively, the “Services”) will include (i) causing an affiliate of the Service Provider to guaranty certain obligations of the Property Owner (pursuant to an Indemnity and Guaranty Agreement (the “Indemnity and Guaranty Agreement”) between such affiliate and the holder of the Mortgage (the “Mortgagor”)), (ii) providing certain individuals to serve as members of the board of directors and/or certain executive officers of CMC and/or its subsidiaries and (iii) providing asset management services with respect to the Real Property. In exchange for the Services, the Property Owner will pay certain fees to the Service Provider. The payment of such service fees will be triggered by (i) a sale of the Real Property, (ii) a restructuring of the lease to which the Real Property is subject or (iii) a refinancing or restructuring of the Mortgage. The amount of the service fees will range from 40%-80% of the net proceeds generated by the event triggering the payment of the service fees (depending on the nature and timing of the triggering event).

The Management Services Agreement also provides that Kingsway will indemnify the Service Provider and its affiliates (in limited circumstances) from and against liabilities they incur due to claims brought by the Mortgagor under the Indemnity and Guaranty Agreement, but only if such claims are directly caused by actions taken by Kingsway, its subsidiaries, or their respective directors, manager or executive officers, and only if such actions directly trigger liability to or obligations of the Service Provider’s affiliate pursuant to the Indemnity and Guaranty Agreement. Further, liability to or obligations of the Service Provider’s affiliate pursuant to the Indemnity and Guaranty Agreement can only be triggered in limited circumstances, including (without limitation) losses to the Mortgagor caused by (i) misapplication of rents received or security deposits under the lease of the Real Property, (ii) voluntary or permissive waste of the Real Property, (iii) defaulting under the Mortgage due to the occurrence of voluntary bankruptcy, insolvency or similar debt relief proceedings initiated by the Property Owner, (iv) failure to discharge additional liens on the Real Property in violation of the Mortgage that are caused by the Property Owner (and not caused by the Mortgagor), (v) any amendment, modification, cancellation or termination of the lease of the Real Property or any waiver of default by the tenant thereunder, by the Property Owner without the prior consent of the Mortgagor or (vi) the Property Owners’ own acts of gross negligence, fraud or misrepresentation, willful misconduct or bad faith.

The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement. In addition, such representations and warranties (i) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (ii) were made and will be made only as of the date of the Purchase Agreement and as of the Closing (or such other date as is specified in the Purchase Agreement) and (iii) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing description of the Purchase Agreement, Stockholders’ Agreement and Management Services Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, Stockholders’ Agreement and Management Services Agreement, copies of which are attached hereto as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On July 19, 2016, the Company issued a press release announcing that Buyer closed the transactions contemplated by the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

To the extent required, the financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information

To the extent required, the pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated as of May 17, 2016 by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC and BNSF-Delpres Investments Ltd.*
2.2
Amendment to Stock Purchase Agreement, dated as of June 17, 2016, by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC, and BNSF-Delpres Investments Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2016).

10.1	Stockholders’ Agreement, dated as of July 14, 2016, by and between CMC Industries, Inc., CMC Acquisition LLC and CRIC TRT Acquisition LLC.
10.2	Management Services Agreement, dated as of July 14, 2016, by and between TRT LeaseCo, LLC and DGI-BNSF Corp.
99.1	Press Release dated July 19, 2016.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

July 20, 2016	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated as of May 17, 2016 by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC and BNSF-Delpres Investments Ltd.*
2.2
Amendment to Stock Purchase Agreement, dated as of June 17, 2016, by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC, and BNSF-Delpres Investments Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2016).

10.1	Stockholders’ Agreement, dated as of July 14, 2016, by and between CMC Industries, Inc., CMC Acquisition LLC and CRIC TRT Acquisition LLC.
10.2	Management Services Agreement, dated as of July 14, 2016, by and between TRT LeaseCo, LLC and DGI-BNSF Corp.
99.1	Press Release dated July 19, 2016.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.